Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

Deloitte Accountants B.V. Orlyplein 10 1043 DP Amsterdam P.O.Box 58110 1040 HC Amsterdam Netherlands Tel: +31 (88) 2882888 Fax: +31 (88) 2889739 www.deloitte.nl

Date	From	Our reference
March 28, 2011	M.B. Hengeveld

Subject
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements Numbers: 333-74703, 333-81400, 333-84044, 333-127660, 333-128619, 333-128621, 333-140798, 333-145751, and 333-149577 on Form S-8, and Registration Statement Numbers: 333-162193, and 333-104778-01 on Form F-3 and in Registration Statement Number: 333-108304 on Form F-4 of our independent auditor's report dated March 28, 2011, relating to the consolidated financial statements of RBS Holdings N.V. and subsidiaries, as at December 31, 2010, 2009 and 2008 and for each of the three years in the period then ended, which expresses an unqualified opinion, appearing in the Annual Report on Form 20-F of RBS Holdings N.V for the year ended December 31, 2010.

Deloitte Accountants B.V.
/s/ M.B. Hengeveld

M.B. Hengeveld

The ‘General Terms and Conditions for Services Deloitte Netherlands, June 2009’ registered at the Chamber of Commerce under number 24362837 apply to all agreements under which Deloitte performs services.
Member of Deloitte Touche Tohmatsu
Deloitte Accountants B.V. is registered with the Trade Register of the Chamber of Commerce and Industry in Rotterdam number 24362853.